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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): September 1, 2005
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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)


       Pennsylvania                   1-11152                  23-1882087
(State or other jurisdiction        (Commission              (IRS Employer
 of incorporation)                  File Number)             Identification No.)


781 Third Avenue, King of Prussia, PA                           19406-1409
(Address of Principal Executive Offices)                        (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

(a) On September 1, 2005, InterDigital Communications Corporation's patent holding subsidiaries (collectively, "InterDigital") entered into a worldwide, non-transferable, non-exclusive, patent license agreement with Kyocera Wireless Corp., and its parent corporation, Kyocera Corporation, (collectively, "Kyocera"). The five-year 3G patent license agreement covers the sale of terminal units compliant with cdma2000(R) technology and its extensions from July 1, 2004, onward. InterDigital Technology Corporation, a wholly-owned subsidiary of InterDigital Communications Corporation, and Kyocera Corporation are also parties to a TDMA-technology patent license agreement, which remains in place.

         Under the terms of the new patent license agreement and subject to certain Kyocera options to convert the license to a royalty-bearing basis, Kyocera is obligated to pay InterDigital a license fee of $50 million, which covers licensed product sales up to a specified threshold dollar amount. The $50 million fee is payable in four installments, including an initial payment of $20 million due in the third quarter of 2005, and three additional $10 million installments due no later than the third quarters of 2006, 2007, and 2008, respectively.

         cdma2000(R) is a registered trademark of the Telecommunications Industry Association (TIA-USA).

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                     INTERDIGITAL COMMUNICATIONS CORPORATION


                     By: /s/ Lawrence F. Shay
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                         Lawrence F. Shay
                         General Counsel


Dated:  September 8, 2005